Exhibit 99.1

Stanley Black & Decker Reports Full Year And 4Q 2019 Results

New Britain, Connecticut, January 29, 2020 … Stanley Black & Decker (NYSE: SWK) today announced full year and fourth quarter 2019 financial results.

•	Full Year Revenues Totaled $14.4 Billion, Up 3% Versus Prior Year, With 3% Organic Growth

•	Full Year Operating Margin Rate Was 12.2%; Excluding Charges, Full Year Operating Margin Rate Was 13.5%, Relatively Consistent Versus Prior Year Despite $445 Million In External Headwinds

•	Full Year Diluted GAAP EPS Was $6.35; Excluding Charges, Full Year Diluted EPS Was $8.40, Up 3% Versus Prior Year

•	Full Year Free Cash Flow Was $1.1 Billion, 113% Of Net Income

•	4Q’19 Revenues Totaled $3.7 Billion, Up 2% Versus Prior Year

•	4Q’19 Operating Margin Rate Was 11.8%; Excluding Charges 4Q’19 Operating Margin Rate Was 13.6%, Up 30 Basis Points Versus Prior Year

•	4Q’19 Diluted GAAP EPS Was $1.32; Excluding Charges, 4Q’19 Diluted EPS Was $2.18

•	Expect 2020 Full Year Diluted GAAP EPS Of $8.05 To $8.35; Adjusted EPS Of $8.80 - $9.00; 2020 Free Cash Flow Conversion To Approximate 90%-100%

Other Developments:

•	Announces 2020 Leadership Transition For Tools & Storage Unit

•
Reaches Agreement To Acquire Consolidated Aerospace Manufacturing, LLC (CAM) For Up To $1.5 Billion; Provides A Fastener & Component Platform To Grow In Aerospace & Defense And Advances Growth Strategy

4Q’19 Key Points:

•	Net sales for the quarter were $3.7 billion, up 2% versus prior year as volume (+1%), price (+1%) and acquisitions & divestitures (+1%) more than offset currency (-1%).

Exhibit 99.1

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Gross margin rate for the quarter was 31.2%. Excluding charges, the rate was 31.7%, down 160 basis points from prior year as volume, productivity and price were more than offset by external headwinds and the impacts of product mix and plant absorption in Tools & Storage.

•	SG&A expenses were 19.5% of sales. Excluding charges, SG&A expenses were 18.1% of sales compared to 20.1% in 4Q’18, primarily reflecting actions taken in response to external headwinds.

•	The tax rate was 10.7%. Excluding charges, tax rate was 15.8% versus 17.3% in 4Q’18.

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Working capital turns for the quarter were 9.8, up 1.0 turns from prior year primarily as a result of working capital management and lower inventory investment associated with recent Tools & Storage brand rollouts.

James M. Loree, President & CEO, commented, “Stanley Black & Decker delivered a strong 2019 overcoming approximately $445 million in external headwinds. We generated above-market organic growth of 3%, low single digit adjusted EPS growth and robust free cash flow in a dynamic operating environment.

“Growing and diversifying our Industrial business through M&A is a key priority for the Company and a focus of our strategic capital deployment. Today we are excited to announce the acquisition of CAM which is an ideal platform asset to scale within our Engineered Fastening business and significantly adds to our exposure in the high growth, high margin aerospace and defense segment. CAM is a quality asset bringing well-recognized brands, a proven business model, an experienced management team and compelling cash flow characteristics which create an attractive pathway for profitable growth and shareholder returns.

“Looking to 2020 and beyond, we remain well-positioned to deliver share gains as we leverage our robust growth catalysts, including Craftsman, e-commerce, revenue synergies across our portfolio, and new innovations. The organization is focused on generating margin accretion as we realize the benefits from our $200 million cost reduction program and implement our margin resiliency initiatives. We are energized to tackle what 2020 has in store as we leverage our proven operating system. We intend to act with speed and agility to deliver another successful year and continue to achieve our vision to (1) deliver top-quartile financial performance, (2) become known as one of the world’s great innovators, and (3) elevate our commitment to corporate social responsibility.”

Exhibit 99.1

4Q’19 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,610	$417.4	$12.8	$430.2	16.0%	16.5%

Industrial	$597	$77.7	$3.7	$81.4	13.0%	13.6%

Security	$507	$16.0	$41.0	$57.0	3.2%	11.2%
1 See Merger And Acquisition (“M&A”) Related And Other Charges On Page 6

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Tools & Storage net sales increased 1% versus 4Q’18 due to volume (+2%) partially offset by currency (-1%). The 2% organic growth for the quarter was led by North America (+3%) and Europe (+3%), more than offsetting a decline in emerging markets (-3%). North America organic growth was driven by the rollout of the Craftsman brand and new product innovation, such as DEWALT Flexvolt, Atomic and Xtreme, which were partially offset by declines in Canada and industrial-focused businesses. Europe growth was supported by new products and successful commercial actions. The organic decline in emerging markets was attributed to weak market conditions in Latin America offsetting the benefits from price, new product launches and e-commerce expansion. The Tools & Storage segment profit rate, excluding charges, was 16.5%, up 110 basis points versus 4Q’18 rate, as the benefits from volume, margin resiliency actions and price were partially offset by external headwinds, product mix and unfavorable plant absorption related to inventory reductions.

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Industrial net sales increased 9% versus 4Q’18 as acquisitions (+13%) were partially offset by lower volume (-4%). Engineered Fastening organic revenues were flat as higher systems shipments and fastener penetration gains were offset by inventory reductions and lower production levels within industrial and automotive customers. Infrastructure organic revenues (-17%) were impacted by challenging oil & gas pipeline and scrap steel markets. Overall Industrial segment profit rate was 13.6%, excluding charges, up from the 4Q’18 rate of 13.2%, as productivity gains and cost control more than offset the impact from lower volume and externally driven cost inflation.

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Security net sales increased 1% versus 4Q’18 as volume (+2%) and price (+2%) were partially offset by divestitures (-2%) and currency (-1%). The 4% organic growth was led by North America (+7%) and Europe (+1%) and was partially offset by business shut-downs in emerging markets. North America

Exhibit 99.1

organic growth was driven by increased installations within commercial electronic security and higher volumes in healthcare and automatic doors. Europe growth in France & Sweden were partially offset by continued market weakness in the U.K. Overall Security segment profit rate, excluding charges, was 11.2%, down versus the 4Q’18 rate of 12.0%, as organic growth and cost containment were more than offset by the impact from the Sargent & Greenleaf divestiture and investments to support organic growth.

Donald Allan Jr., Executive Vice President and CFO, commented, “It was encouraging to see Security organic growth accelerate in the fourth quarter as we generate benefits from our targeted investments in commercial electronic security. As we look ahead to 2020 and beyond, we believe the business is now well-positioned to deliver consistent organic growth and leverage our cost efficiency initiatives to generate solid margin expansion.”

Tools & Storage Leadership Transition
Today the Company also announced that EVP & President of the Tools & Storage business, Jeffery D. Ansell, has elected to transition his responsibilities during the first half of 2020. Jaime A. Ramirez, currently Senior Vice President & Chief Operating Officer of Tools & Storage, will succeed Ansell effective July 1. Ansell will work closely with Ramirez through the transition period. He will then assume responsibility for a strategic initiative to revitalize and accelerate growth of the iconic BLACK+DECKER brand through year-end 2021, reporting directly to the CEO. He will then become a Strategic Advisor to the Company through year-end 2023.

Loree added, “Our Tools & Storage franchise is second to none with the brands, technology, products and team that have made us a leader in our industry for 177 years. For the last twenty of them, few have contributed more to our success than Jeff Ansell, and we are grateful for that. We respect his desire to spend more time on personal endeavors and appreciate that he will continue as an important part of our team over the next several years. We anticipate a smooth transition to Jaime Ramirez, a 27-year Tools & Storage veteran. With his deep knowledge of our business and customers, global perspective, commitment to innovation and the respect of his colleagues, we are confident that he is the right leader to take our Tools & Storage business into the future.”

Exhibit 99.1

Acquisition Of Consolidated Aerospace Manufacturing, LLC (CAM)
The Company announced today that it has entered into a definitive agreement to acquire CAM for up to $1.5 billion in cash, with $200 million of the purchase price held back and contingent on the Boeing 737 MAX receiving FAA authorization to return to service and Boeing achieving certain production levels. When adjusted for approximately $185 million of expected cash tax benefits, the net transaction value is approximately $1.1 - $1.3 billion. CAM is an industry-leading manufacturer of specialty fasteners & components for the aerospace & defense markets (LTM revenues ~$375 million). CAM will become part of Stanley Black & Decker’s broad portfolio of engineered fastening & component solutions, adding a meaningful platform within the Company’s Industrial segment for continued organic and acquisitive growth.

The acquisition is expected to be accretive to EPS by approximately $0.30 - $0.40 by year three. The transaction, which is subject to customary closing conditions, including receipt of required regulatory approvals, will be funded with available cash and proceeds from borrowings.

2020 Outlook

Allan added, “We delivered share gains in 2019 across much of the portfolio, EPS growth, and a strong free cash flow performance despite slowing global markets and the mid-year acceleration of tariff and currency-related inflation which resulted in $445 million of external headwinds. In 2020, we expect to generate above-market organic growth of approximately 3%, adjusted earnings per share expansion of 5% - 7% versus prior year, and continued strong free cash flow.”

Management expects 2020 EPS to be $8.05 To $8.35 on a GAAP basis and $8.80 - $9.00 on an adjusted basis. Free cash flow conversion is expected to approximate 90%-100% of GAAP Net Income, reflecting the impact of restructuring payments associated with the 2019 cost reduction program.

The following represents key 2020 adjusted EPS assumptions:

•	2019 cost reduction program benefit (~ +$0.95)

•	Organic growth of approximately 3% (~+$0.40 to +$0.50)

•	Incremental tariffs and currency headwinds (~ -$0.60 to -$0.70)

•	Tax rate, financing costs and other below the line items (~ -$0.25)

Allan continued, “The organization is focused on delivering margin expansion in 2020 by realizing the benefits of our previously announced cost actions and generating volume leverage to offset the carryover impacts from tariffs and currency.

Exhibit 99.1

In addition, our margin resiliency program is in full execution mode, allowing us to withstand changes in the external environment or support further margin improvement going forward.

“We are confident that the Company is well positioned to deliver sustained above-market organic growth, operating margin expansion, strong free cash flow conversion and top-quartile shareholder returns over the long-term.”

The difference between 2020 GAAP and adjusted EPS guidance is $0.65 - $0.75, consisting of acquisition-related and other charges. These forecasted charges primarily relate to restructuring, deal and integration costs, as well as Security business transformation and key margin resiliency initiatives.

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 4Q'19 were $164.0 million, primarily related to restructuring, deal and integration costs, charges related to the extinguishment of debt, as well as Security business transformation and margin resiliency initiatives. Gross margin included $17.3 million of these charges while SG&A included $52.6 million. Other, net and Restructuring included $31.0 million and $62.9 million of these charges, respectively. M&A charges in 4Q’19 also included a $0.2 million charge related to a previous divestiture.

Share of net earnings of equity method investment included $5.3 million of charges.

The Company will host a conference call with investors today, January 29, 2020, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software.  Please use the conference identification number 6156575. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 6156575. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 13 to 16, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures, including the closing of the CAM acquisition, its successful integration into the Company and the return to production of the Boeing 737 MAX; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential environmental liabilities; (xxiii) work stoppages or other labor disruptions; and (xxiv) changes in accounting estimates.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.